Exhibit 10.4

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN
EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT
IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS
PRIVATE OR CONFIDENTIAL.

Foundry Product Development Agreement

This Foundry Product Development Agreement (the “Development Agreement”) is made and entered into, as of February 26, 2024 (the “Execution Date”), by and between GCT Semiconductor, Inc., a company existing under the laws of the State of Delaware, USA, having its principal place of business at 2290 North 1st Street, Suite 201, San Jose, CA 95131 USA (the “Entrustor”) and Alpha Holdings Co., Ltd., a company existing under the laws of the Republic of Korea, having its registered office at 2nd-4th floors, 225-12, Pangyoyeok-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, Korea (the “Entrustee”). The Entrustor and the Entrustee may be referred to herein individually as a “Party” and collectively as the “Parties”.

Article 1 (Purpose)

The purpose of the Development Agreement is to set forth the general matters necessary for the Entrustee to develop and deliver the Products to the Entrustor based on the information provided by the Entrustor to the Entrustee.

Article 2 (Definitions)

①	“Fab” means the manufacturing plant owned by Samsung Electronics Co., Ltd. (“Samsung Electronics” or “Samsung”) used for the purposes of this Development Agreement.

②	“PG-out” means the completion of the work to convert the design pattern layout for the Products into data usable by the mask production equipment.

③

“SOW” is the abbreviation of the Statement of Work, which refers to the attachment that sets forth the details of a particular Product to be developed under this Development Agreement, and shall become effective upon signing or affixing of their names and seals by the Parties.

④

“Development” means any and all activities under this Development Agreement, other than the Mass Production performed by the Entrustee for a particular Product, including the activities of producing masks and producing prototypes for Quality Verification, as detailed in the SOW.

⑤	"Prototype" means a work product from the Product Development phase, which is a Product manufactured for the purpose of the Quality Verification procedures to proceed with the Mass Production.

⑥	“Mass Production” means the mass production of the Products for which the Quality Verification has been completed in accordance with Article 3(2)4 of this Development Agreement.

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⑦	“Product” means the semiconductor product that is the work product of the Development performed by the Entrustee under the terms and conditions of this Development Agreement.

⑧

“Affiliate” means an entity that, directly or indirectly, controls, is controlled by, or is under common control with a Party to this Agreement, but only for so long as such control exists, and where “control” shall mean ownership of more than 50% of the stock or other equity interests entitled to vote for the election of directors or an equivalent governing body

⑨	“Quality Verification” means that process outlined in Article 3(2)4 of this Development Agreement resulting in a Quality Confirmation Notice.

Article 3 (Development and Mass Production)

①	The Products to be developed by the Entrustee and the details thereof shall be as set forth in the SOW.

②	The Development of the Products shall be conducted in the following order:

1.	The Entrustor shall design the Products that it intends to order by using the [***] provided by the Entrustee, and verify whether the Products so designed are producible in Samsung Electronics’ Fab.

2.	The Entrustor shall provide the design data for which the above verification has been completed to the Entrustee in the form set forth in the relevant SOW.

3.

The Entrustee shall perform the Development activities set forth in the relevant SOW based on the design data and produce and supply to the Entrustor the Prototypes in the quantity set forth in the relevant SOW. Provided that, if any separate agreement is made by and between the Parties, the quantity and schedule of the Prototypes may be adjusted.

4.

Quality Verification: The Entrustor shall conduct a quality inspection (inspection on the functions of the Prototypes) on the Prototypes supplied by the Entrustee [***] to verify whether they meet the product specification (the “Product Specification”) specified in each SOW and review the possibility of Mass Production of the Products, and notify the Entrustee whether to approve them in writing (the “Quality Confirmation Notice”) by delivering the result of the review. Provided that, if Entrustor fails to give the Entrustee a Quality Confirmation Notice [***] of receipt of the Products, the Entrustor shall be deemed to have approved the quality of the Products.

5.	If it is necessary to modify or supplement the Products or the Products do not meet the Product Specification, the Parties may negotiate production of additional Prototypes and additional costs.

Article 4 (Development Costs)

①	The development costs shall be paid by Entrustor to the Entrustee as set forth in the SOW, and the development costs set forth in the SOW shall include the costs for [***].

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②	The following costs shall not be included in the development costs, and if such costs are incurred, such costs shall be determined through consultation between the Parties:

1.	Any costs that may arise if it becomes necessary to [***]; and

2.	Any and all other costs arising from any [***]

Article 5 (Ownership)

①

The masks produced by the Entrustee through the Development shall be the property of the Entrustor. Provided that, the Entrustor may not take the produced masks off the premises of Samsung Electronics’ place of business without the consent of Samsung Electronics.

②	The Entrustee may use the Entrustor-owned masks produced through the Development only for the following purposes:

1.	Production of the Products to achieve the purpose of Development and Mass Production under Article 3 of the Development Agreement; and

2.	Supply of the Products subject to Mass Production to distributors designated in each SOW

③

In any of the following cases, and only with the written consents of Entrustor, the Entrustee may destroy the Products as well as the masks and other information and after the destruction thereof, the Entrustee shall notify the Entrustor in writing of the completion of the destruction:

1.	If there is no Mass Production order for the Products [***] from the date of completion of approval for the quality of the Products Developed through each SOW;

2.	If the annual sales of the Entrustee for the Products are less than [***] from the time when one year has passed after the Mass Production of the Products; or

3.	If there is no Mass Production order [***] after the PG-out.

Article 6 (Product Liability and Compliance with Laws)

①

The Entrustor shall assume the responsibility for any problems arising from the design of the Entrustor. Upon agreement on the Mass Production of the Products by the Parties, only if the Products subject to Mass Production fail to meet the Product Specification in material aspects due to any problem with the process of Samsung Electronics (“Defect”) and is reported through the Entrustor, the Entrustee shall exchange the Products with such Defect with the Products of good quality. Provided that, if such exchange is impossible, the Entrustee may return the supply price of the Products to the Entrustor as agreed between the Parties.

②

The Entrustee shall assist the Entrustor in good faith to promptly resolve any error and all other issues arising from the [***] provided by the Entrustee during the Entrustor’s design process for the Products.

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③

The Entrustee shall bear a liability for defects in the portion of Development with respect to the masks and Prototypes produced during the Development phase for the Products. For the other defects in Development, Entrustee shall, at its own cost, replace or otherwise remedy it to proivide defect-free Product.

④	[***]

⑤	The Entrustor may not export the Products to any place i) prohibited by the laws of the Republic of Korea or ii) prohibited by the laws of the United States..

⑥	The Entrustor may not use the Products in any area that may cause harm to life or body, or damage to property.

Article 7 (Intellectual Property Rights)

①

The intellectual property rights relating to the design of the Products performed by the Entrustor shall be vested in the Entrustor. Provided that, the intellectual property rights relating to the technology and information of the Entrustee contained in the Products and those arising from the Development process shall belong to the Entrustee. The Entrustor may not use the technology and information of the Entrustee for any purpose other than the design of the Products produced in Samsung Electronics’ Fab, and shall be liable for any damage incurred by the Entrustee due to any violation of the foregoing.

②

If any litigation or other legal action is filed by a third party against the Entrustee in connection with the Products due to the design of the Products performed by the Entrustor, the Entrustor shall undertake the defense in the litigation, etc. at its own expense and shall take the liability for any damage incurred by the Entrustee.

③

If any litigation or other legal action is filed by a third party against the Entrustor in connection with the Products due to the Development performed by the Entrustee, the Entrustee shall undertake the defense in the litigation, etc. at its own expense and shall take the liability for any damage incurred by the Entrustor. However, the foregoing provision shall not apply if the Entrustee has used and applied the relevant intellectual property rights to the Products at the specific instruction or request of the Entrustor and those instructions resulted in the use of the IP in a manner that caused violation of the relevant intellectual property rights.

④

Each Party may not modify, alter or use for any other design the technical materials and information of the other Party used for the Products at its discretion without the prior written consent of the other Party, and any breach of the foregoing shall be deemed as default on the obligations under Article 12(1).

With respect to the IPs used for the Products, other than the deliverables by Entrustor set forth in Paragraph C of the SOW, the Entrustee warrants that it has obtained the license to the IPs from the relevant third parties and that it legally holds the rights and licenses necessary for Samsung Electronics to develop and produce the Products and for Entrustor to further use and sell the Product as a part of its product for sale to it’s customer base.

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Article 8 (Confidentiality)

①

Each Party shall use the other Party’s trade secrets, technical information, know-how, and other confidential information provided by the other Party in connection with the Development Agreement or obtained in the course of performance hereof (the “Confidential Information”) only for the purposes of the Development Agreement and shall not use such information for any other purpose without the prior written consent of the other Party.

②

Each Party may disclose the relevant Confidential Information only to the officers and employees who need to access the other Party’s materials in connection with the Development Agreement (the “Relevant Officers and Employees”), and the Party disclosing the other Party’s Confidential Information shall ensure that the officers and employees who access the disclosed Confidential Information will be aware of, and comply with the confidentiality obligations under the Development Agreement. In connection with the performance of this Development Agreement, the Party that has obtained the other Party’s Confidential Information may not disclose any Confidential Information to its officers and employees, other than the Relevant Officers and Employees without the prior written consent of the other Party.

Notwithstanding anything in Article 8 of the Agreement to the contrary, Entrustor may disclose the Confidential  Information solely to its affiliates listed below (“Permitted Affiliates”); provided that Entrustor shall be liable for any breach by such Permitted Affiliates  of the terms hereof as if such breach was committed by Entrustor and such right granted with respect to Confidential  Information under this Agreement shall cease if such Permitted Affiliates  are no longer its affiliate as defined under Article 8 of this Agreement:

GCT Research, Inc.”

③

If either Party is required to disclose the other Party’s Confidential Information to a third party, the Party must obtain the prior written consent of the other Party and enter into a separate confidentiality agreement with the third party based on the Development Agreement.

④	Any information falling under any of the following cases shall not be considered as Confidential Information under this Article:

(i)	Any publicly announced information;

(ii)

Any information that has become publicly known without being published by, or any intentional misconduct or negligence of the receiving Party after disclosure by the disclosing Party under the Development Agreement;

(iii)

Any information that is already in the possession of the receiving Party at the time of receipt thereof and can be proven, through objective evidence, not to have been obtained from the disclosing Party under confidentiality obligations;

(iv)	Any information that has been duly obtained from a third party who is not under the confidentiality obligations under the Development Agreement without any confidentiality obligations;

(v)	Any information independently developed by the receiving Party without using the Confidential Information of the disclosing Party; or

(vi)	Any information provided by the disclosing Party without imposing any confidentiality obligations.

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⑤

The confidentiality obligations under this Article shall survive for [***] after the provision of Confidential Information, irrespective of the reason therefor, including completion of performance of, cancellation or termination of the Development Agreement, and the Entrustor’s confidentiality obligations with respect to the PDK and the DK provided by the Entrustee shall continue in perpetuity. Provided that, the Entrustor may request separate stricter confidentiality obligations with respect to any particular information to be delivered through the relevant SOW if necessary, and in that case, such confidentiality obligations shall prevail over those under this Article.

Article 9 (Press Report and Use of Title)

①

If either Party intends to cite the execution of the Development Agreement or the terms and conditions thereof, or report or provide information thereon to newspapers, magazines, or other press media, the Party shall obtain the prior written consent of the other Party.

②

If either Party intends to use the other Party’s trade name, trademark or other title for any purpose such as advertising, sales promotion or promotion, the Party shall obtain the prior written consent of the other Party.

Article 10 (Notification Obligation)

①	Upon the occurrence of any of the following events, either Party shall notify the other Party without delay of:

1.	Any event falling under any subparagraph of Article 11(1); or

2.	Any material change in the address, representative, trade name, or other commercial transaction matters.

②

Any and all notices and documents in connection with the Development Agreement shall be sent by fax or mail (including email) to the following addresses. In the event of any change in the address for notification, the relevant Party shall notify the other Party of such change without delay, and the other Party shall send all notices and documents to the changed address.

Notice to Entrustor

[***]

Notice to the Entrustee

[***]

Article 11 (Cancellation or Termination of Agreement)

①

Upon the occurrence of any of the following events to a Party, the other Party may cancel or terminate the Development Agreement or the SOW by giving written notice to the Party without giving any separate notice demanding any action:

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1.	If notes or checks issued by the Party are dishonored, or the Party is subject to suspension of transactions by its primary financial institution;

2.	If the business of the Party is revoked or suspended etc. by the supervisory authorities;

3.

If the Party is subject to provisional attachment, provisional disposition or compulsory execution, etc. by a third party and it is objectively deemed difficult for the Party to perform the Development Agreement; or

4.	If an application for, or a decision on commencement of bankruptcy (including workout) or rehabilitation proceedings have been filed or made.

②

Upon any violation by a Party of any material matter under the Development Agreement or the SOW, the other Party may cancel or terminate the Development Agreement or the SOW by giving written notice to the violating Party, if such violation is not corrected within a period of [***] after giving a notice demanding such correction.

③	Cancellation or termination of the Development Agreement or the SOW shall not affect any claim for damages.

Article 12 (Liability for Indemnification)

①

If either Party breaches, neglects or delays the performance of its obligations under the Development Agreement, the breaching Party shall be solely responsible for such default and make compensation for any damage arising therefrom and take all appropriate actions requested by the other Party.

②	Except for [***] of the Development Agreement, the total liability of the Parties under the Development Agreement in connection with a particular SOW shall not exceed [***].

Article 13 (Payment of Development Costs following Cancellation of Development)

If the Parties mutually agree on the cancellation of the Development of the Products prior to the supply of the Prototypes by the Entrustee to the Entrustor during the Development of the Products in accordance with the schedule under the SOW, the Parties shall settle the development costs through mutual consultation.

Article 14 (Term)

①

The term of this Development Agreement shall be [***]. Provided that, the term of the Development Agreement shall be extended [***] from the expected date of expiration thereof, if either Party gives a notice for such extension no later than one (1) month prior to the expiration thereof, and the Development Agreement shall expire if no such notice is sent. Provided that, if there is any SOW with respect to which the development costs under Article 4 of the SOW [***] as of the date of expiration of the Development Agreement, or if there is any SOW with respect to Product Liability under Article 6 of this agreement that have not been resolved as of the date of expiration of the this agreement, the Development Agreement shall be deemed to remain effective until [***].

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②	Articles 1, 2, 4 through 9, 12, 14(2), 15 and 16 of the Development Agreement shall survive the expiration of the term under Paragraph (1) or the termination of the Development Agreement.

Article 15 (Disputes, Governing Law and Jurisdiction)

①

This Development Agreement and all other agreements and documents executed or prepared under this Development Agreement and the rights and obligations of the parties thereto shall be governed by and construed in accordance with the [***]. Any matters not set forth in this Development Agreement or any discrepancy in interpretation shall be determined by consultation between the Parties in accordance with applicable laws and commercial practices.

②	If any dispute arises in connection with this Development Agreement, the Parties shall use their best efforts to resolve such dispute amicably through mutual consultation.

③	Notwithstanding Paragraph (2), any dispute arising in connection with the Development Agreement shall be subject to the jurisdiction [***].

Article 16 (Miscellaneous)

①	The terms and conditions of this Development Agreement may only be amended or modified by a written instrument to which the Parties have affixed their names and seals.

②

Neither Party may assign, provide as security or otherwise dispose of any of its rights and obligations arising under the Development Agreement to any third party in whole or in part without the written consent of the other Party, which consent shall not be unreasonably withheld or delay Provided that, upon the consents of Entrustor, the Entrustee may entrust the performance of the Development Agreement to a third party (the “Sub-Entrustee”), and in such case, the Entrustee may provide the Sub-Entrustee with the Confidential Information of the Entrustor after entering into a confidentiality agreement equivalent to the terms and conditions relating to confidentiality contained in this Development Agreement with the Sub-Entrustee. Also notwithstanding the forgoing either Party may assign all of its rights and obligations under this Agreement to a party that agrees in writing to be bound in connection with a merger, acquisition, or sale of all or substantially all of its assets.  Any assignment or delegation in violation of this Article 16 shall be null and void.  Subject to the foregoing restrictions, this Agreement will inure to the benefit of the successors and permitted assigns of the Parties.

③

This Development Agreement sets forth all agreements between the Parties with respect to the Development, production and delivery of the Products and supersedes any oral or written agreement between the Parties with respect to the Development, production and delivery of the Products prior to the execution of the Development Agreement.

Appendix.  SOW

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[Signature page follows]

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IN WITNESSETH WHEREOF, the Parties have executed two copies of this Agreement, each affixed with their names and seals, and each copy shall be kept by each Party.

February 26, 2024

The Entrustor	The Entrustee
GCT Semiconductor, Inc.	Alpha Holdings Co., Ltd.
2290 North First Street, Suite 201	2F-4F, 225-12, Pangyoyeok-ro, Bundang-gu,
San Jose, CA 95131, USA	Seongnam-SI, Gyeonggi-do (Jetema, 671,
[***]	Sampyeong-dong)
[***]

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